Supplemental Financial Information Fourth Quarter 2025 investors.ironmountain.com

Table of Contents Section I - Q4 Earnings Press Release Q4 2025 Earnings Press Release 3 Section II - Financial Highlights and Organic Growth Financial and Operating Highlights 6 Organic Revenue Growth 7 Section III - Operational Metrics Global Storage Volume 8 Quarterly Operating Performance 9 Full Year Operating Performance 10 Section IV - Balance Sheets, Statements of Operations and Reconciliations Consolidated Balance Sheets 11 Quarterly Consolidated Statements of Operations 12 Full Year Consolidated Statements of Operations 13 Quarterly and Full Year Reconciliation of Net Income (Loss) to Adjusted EBITDA 14 Quarterly and Full Year Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 15 Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO 16 Full Year Reconciliation of Net Income (Loss) to FFO and AFFO 17 Section V - Storage and Service Reconciliation Quarterly Storage Rental and Service Business Detail 18 Full Year Storage and Service Business Detail 19 Section VI - Real Estate Metrics Global Real Estate Portfolio and Lease Obligations 20 Facility Lease Expirations 20 Section VII - Data Center Customer and Portfolio Metrics Data Center Customer Lease Expiration and Leasing Activity Summary 21 Data Center Operating Portfolio and Total Potential Capacity 22 Data Center Expansion and Development Activity 23 Section VIII - Capitalization and Debt Maturity Profile Capitalization 24 Total Borrowings Maturity Schedule 24 Debt Maturity Profile 24 Section IX - Capital Expenditures Quarterly Capital Expenditures and Investments 25 Full Year Capital Expenditures and Investments 25 Section X - Appendix and Definitions Appendix and Definitions 26 All figures except per share, megawatts (MW), kilowatts (kW), and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding All figures for the quarter ended December 31, 2025 unless noted Unaudited investors.ironmountain.com Q4 2025 Supplemental Financial Information 2

Section I - Q4 Earnings Press Release

FOR IMMEDIATE RELEASE

Iron Mountain Reports Fourth Quarter and Full Year 2025 Results

• Delivers record quarterly and full year results across all key performance metrics

• Achieves quarterly and full year revenue of $1.8 billion and $6.9 billion, reflecting year over year growth of 16.6% and 12.2%, respectively

• Organic revenue growth of 14% year over year in the fourth quarter and 10% for the full year

• Growth businesses of data center, digital, and asset lifecycle management (ALM) collectively grew more than 40% year over year in the fourth quarter and more than 30% for the full year

• Q4 2025 and Full Year 2025 Net Income of $93 million and $152 million, respectively

• Delivers quarterly and full year Adjusted EBITDA of $705 million and $2.6 billion, respectively

• Generates quarterly and full year AFFO of $430 million, or $1.44 per share and $1.5 billion, or $5.17 per share, respectively

• Issues strong 2026 guidance with Revenue growth of 10% to 13% and Adjusted EBITDA growth of 12% to 14%, respectively

PORTSMOUTH, N.H. – February 12, 2026 – Iron Mountain Incorporated (NYSE: IRM), a global leader in information management services, announces financial results for the fourth quarter and full year 2025.

"We are pleased to report another record performance in the fourth quarter above our expectations, concluding our fifth consecutive year of all-time highs for Revenue, Adjusted EBITDA, and AFFO. Our team's steadfast commitment to delivering innovative solutions for our customers as part of our growth strategy continues to drive exceptional performance across each of our business segments," said William L. Meaney, President and CEO of Iron Mountain. "Our outlook for continued double digit revenue and profit growth in 2026 remains equally promising, as our growth businesses represent an increasingly larger portion of our revenue and our highly recurring physical records storage business sustains its solid growth trajectory. With strong data center leasing in the fourth quarter, we enter 2026 with momentum underwritten by the 400 megawatts of capacity being energized over the next 24 months. Across all our business areas we are off to a strong start to the year and expect to deliver another year of record performance."

Financial Performance Highlights for the Fourth Quarter and Full Year 2025
($ in millions, except per share data)

	Three Months Ended		Y/Y % Change		Full Year		Y/Y % Change	
	12/31/25	12/31/24	Reported $	Constant Fx	12/31/25	12/31/24	Reported $	Constant Fx
Storage Rental Revenue	$1,061	$942	13%	11%	$4,053	$3,682	10%	10%
Service Revenue	$782	$639	22%	21%	$2,849	$2,468	15%	15%
Total Revenues	**$1,843**	**$1,581**	**17%**	**15%**	**$6,902**	**$6,150**	**12%**	**12%**
Net Income (Loss)	$93	$106	(12)%		$152	$184	(17)%	
Reported EPS	$0.30	$0.35	(14)%		$0.49	$0.61	(20)%	
Adjusted EPS	$0.61	$0.50	22%		$2.12	$1.77	20%	
Adjusted EBITDA	$705	$605	17%	15%	$2,574	$2,236	15%	15%
Adjusted EBITDA Margin	*38.3%*	*38.3%*	*0 bps*		*37.3%*	*36.4%*	*90 bps*	
AFFO	$430	$368	17%		$1,541	$1,345	15%	
AFFO per share	$1.44	$1.24	16%		$5.17	$4.54	14%	

- Total reported revenues for the fourth quarter were $1.8 billion, compared with $1.6 billion in the fourth quarter of 2024, an increase of 16.6%. Excluding the impact of foreign currency exchange ("Fx"), total reported revenues increased 14.9% compared to the prior year, driven by an 11.1% increase in storage rental revenue and a 20.7% increase in service revenue. For the full year, total reported revenues increased 12.2%, or 11.9% excluding the impact of Fx.
- Net Income (Loss) for the fourth quarter was $93.1 million, compared with $105.7 million in the fourth quarter of 2024. For the full year, Net Income was $152.3 million, compared with $183.7 million in 2024.

investors.ironmountain.com Q4 2025 Supplemental Financial Information 3

IRON MOUNTAIN
Section I - Q4 Earnings Press Release

- Adjusted EBITDA for the fourth quarter was $705.3 million, compared with $605.1 million in the fourth quarter of 2024, an increase of 16.6%. On a constant currency basis, Adjusted EBITDA increased by 15.1% in the fourth quarter, compared to the fourth quarter of 2024, driven by increased revenue and Adjusted EBITDA in our Global RIM, Data Center and ALM businesses and improved operating leverage coming from our continued improvement activities. For the full year, Adjusted EBITDA increased 15.1%, or 14.8% excluding the impact of Fx.
- FFO (Normalized) per share was $1.01 for the fourth quarter, compared with $0.85 in the fourth quarter of 2024, an increase of 18.8%. For the full year, FFO (Normalized) per share was $3.63, compared with $3.15 in 2024, or an increase of 15.2%.
- AFFO was $429.7 million for the fourth quarter, compared with $368.0 million in the fourth quarter of 2024, an increase of 16.8% driven by improved Adjusted EBITDA. For the full year, AFFO was $1.54 billion compared with $1.34 billion, or an increase of 14.6%.
- AFFO per share was $1.44 for the fourth quarter, compared with $1.24 in the fourth quarter of 2024, an increase of 16.1%. For the full year, AFFO per share was $5.17, compared to $4.54 in 2024, or an increase of 13.9%.

Dividend

On February 12, 2026, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.864 per share of common stock for the first quarter. The first quarter 2026 dividend is payable on April 3, 2026, to shareholders of record at the close of business on March 16, 2026.

Guidance

Iron Mountain issued full year 2026 guidance; details are summarized in the table below.

2026 Guidance(1)				
($ in millions, except per share data)	Full Year 2026	Approximate Y/Y % Change at Midpoint	First Quarter 2026	Approximate Y/Y % Change
Total Revenue	$7,625 - $7,775	~12%	~$1,855	~16%
Adjusted EBITDA	$2,875 - $2,925	~13%	~$685	~18%
AFFO	$1,705 - $1,735	~12%	~$415	~19%
AFFO Per Share	$5.69 - $5.79	~11%	~$1.39	~19%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

Q4 2025 Earnings Conference Call and Related Materials

The conference call / webcast details, earnings presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is trusted by more than 240,000 customers in 61 countries, including approximately 95% of the Fortune 1000, to help unlock value and intelligence from their assets through services that transcend the physical and digital worlds. Our broad range of solutions address their information management, digital transformation, information security, data center and asset lifecycle management needs. Our longstanding commitment to safety, security, sustainability and innovation in support of our customers underpins everything we do.

To learn more about Iron Mountain, please visit www.IronMountain.com.

Investor Relations Contacts:

Mark Rupe
SVP, Investor Relations
Mark.Rupe@ironmountain.com
(215) 402-7013

Erika Crabtree
Manager, Investor Relations
Erika.Crabtree@ironmountain.com
(617) 535-2845

Media Contact:

media@ironmountain.com

investors.ironmountain.com Q4 2025 Supplemental Financial Information 4

Forward Looking Statements We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “pursue”, “commit”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co-investment vehicles), incorporate alternative technologies (including artificial intelligence) into our business, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space or services activity; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards, and regulatory and contractual requirements under government contracts; (iv) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) fluctuations in commodity prices; (xv) competition for customers; (xvi) our ability to attract, develop and retain key personnel; (xvii) deficiencies in our disclosure controls and procedures or internal control over financial reporting; (xviii) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xix) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this press release. Reconciliation of Non-GAAP Measures Throughout this press release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), (5) AFFO and (6) AFFO per share. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. Section I - Q4 Earnings Press Release investors.ironmountain.com Q4 2025 Supplemental Financial Information 5

IRON MOUNTAIN
Section II - Financial Highlights and Organic Growth

Financial Highlights

	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
Storage Rental Revenue	$1,061,248	$1,032,897	$1,009,989	$948,376	$941,970
Service Revenue	$781,919	$721,196	$701,959	$644,153	$639,309
Total Revenues	**$1,843,167**	**$1,754,093**	**$1,711,948**	**$1,592,529**	**$1,581,279**
Adjusted EBITDA	$705,277	$660,379	$628,388	$579,906	$605,051
Adjusted EBITDA Margin	38.3 %	37.6 %	36.7 %	36.4 %	38.3 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	$89,270	$84,290	$(44,921)	$15,952	$103,932
Reported EPS - Fully Diluted	$0.30	$0.28	$(0.15)	$0.05	$0.35
Adjusted EPS	$0.61	$0.54	$0.48	$0.43	$0.50
FFO (Normalized)	$300,670	$276,891	$258,005	$229,070	$252,468
FFO (Normalized) per Share	$1.01	$0.93	$0.87	$0.77	$0.85
AFFO	$429,709	$393,316	$369,744	$348,400	$367,986
AFFO per Share	$1.44	$1.32	$1.24	$1.17	$1.24
TTM AFFO Payout Ratio	62.2 %	61.7 %	62.7 %	62.0 %	60.0 %
Dividend per Share	$0.86	$0.79	$0.79	$0.79	$0.72
Net Lease-Adjusted Leverage Ratio	4.9x	5.0x	5.0x	5.0x	5.0x

Operating Highlights

	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
Organic Storage Rental Revenue Growth	10.9 %	9.4 %	9.2 %	8.8 %	8.8 %
Organic Service Revenue Growth	17.7 %	9.8 %	9.7 %	7.1 %	7.0 %
Total Volume - Storage	744,001	743,512	735,807	734,166	733,571
Storage Facility Capacity Utilization	81.3 %	80.8 %	80.6 %	79.9 %	79.6 %
Records Management Retention Rate	93.3 %	93.2 %	93.0 %	92.9 %	92.6 %
Storage Revenue / Sq. Ft.	$11.34	$11.05	$10.83	$10.14	$10.07
Storage NOI / Sq. Ft.	$8.96	$8.76	$8.69	$8.10	$8.14
Data Center:					
Leasable Megawatts	488.2	452.2	450.2	424.2	416.2
Leased % - Stabilized	98.0 %	98.2 %	97.9 %	98.0 %	97.4 %
Leased % - Total	96.9 %	97.0 %	96.3 %	96.1 %	95.5 %
Kilowatts Leased - New/Expansion	43,413	13,464	2,325	3,700	9,664
Churn	1.7 %	0.3 %	0.5 %	0.3 %	4.4 %
Number of Facilities	31	30	30	29	29
Number of Markets	21	21	21	21	21

investors.ironmountain.com Q4 2025 Supplemental Financial Information 6

Organic Revenue Growth (1) Q4 2025 Q3 2025 Full Year 2025 Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Storage Rental 12.7% 11.1% 10.9% 10.4% 9.5% 9.4% 10.1% 9.7% 9.6% Service 22.3% 20.7% 17.7% 16.0% 15.3% 9.8% 15.5% 15.1% 11.2% Total Revenues 16.6% 14.9% 13.6% 12.6% 11.8% 9.6% 12.2% 11.9% 10.2% Total Organic Revenue Growth 8.3% 9.8% 9.5% 8.1% 8.1% 9.4% 9.6% 13.6% Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% Organic Storage Rental Revenue Growth 7.5% 10.1% 9.3% 8.8% 8.8% 9.2% 9.4% 10.9% Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 6.0% 8.0% 10.0% 12.0% Organic Service Revenue Growth 9.6% 9.4% 10.0% 7.0% 7.1% 9.7% 9.8% 17.7% Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 (4.0)% 0.0% 4.0% 8.0% 12.0% 16.0% (1) Constant Currency and excluding impact from business acquisitions and divestitures. Section II - Financial Highlights and Organic Growth investors.ironmountain.com Q4 2025 Supplemental Financial Information 7

Global Storage Volume C ub ic F ee t ( in th ou sa nd s) Global RIM Corporate and Other Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 700,000 710,000 720,000 730,000 740,000 750,000 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Global RIM 725,907 726,048 726,316 726,712 726,952 727,266 727,496 728,740 736,399 736,829 Corporate and Other 5,356 5,493 5,715 5,895 6,045 6,305 6,671 7,067 7,112 7,173 Total Volume - Storage 731,263 731,541 732,031 732,607 732,997 733,571 734,166 735,807 743,512 744,001 Business acquisitions during the quarter (1) — — — — — — — — 7,394 — (1) Volume acquired through acquisition in the quarter; this is included in Total Storage Volume. Section III - Operational Metrics investors.ironmountain.com Q4 2025 Supplemental Financial Information 8

IRON MOUNTAIN
Section III - Operational Metrics

Quarterly Operating Performance

	Q4 2025	Q3 2025	Q4 2024	Y/Y % Change Reported	Y/Y % Change Constant Currency	Y/Y % Change Organic Growth (1)
Global RIM Business						
Storage Rental	$808,529	$814,118	$755,972	7.0%	5.4%	5.2%
Service	564,412	524,682	502,374	12.3%	10.6%	9.8%
Total Revenues	$1,372,941	$1,338,800	$1,258,346	9.1%	7.5%	7.0%
Adjusted EBITDA	**$622,414**	**$598,467**	**$579,113**			
Adjusted EBITDA Margin	*45.3 %*	*44.7 %*	*46.0 %*			
Global Data Center Business						
Storage Rental	$234,410	$201,383	$168,073	39.5%	37.6%	37.6%
Service	2,291	2,747	2,110	8.6%	6.6%	6.6%
Total Revenues	$236,701	$204,130	$170,183	39.1%	37.2%	37.2%
Adjusted EBITDA	**$121,867**	**$107,377**	**$88,132**			
Adjusted EBITDA Margin	*51.5 %*	*52.6 %*	*51.8 %*			
Corporate and Other						
Storage Rental	$18,309	$17,396	$17,925	2.1%	1.1%	1.1%
Service	215,216	193,767	134,825	59.6%	58.7%	48.0%
Total Revenues	$233,525	$211,163	$152,750	52.9%	51.9%	42.5%
Adjusted EBITDA	**$(39,004)**	**$(45,465)**	**$(62,194)**			
Total Consolidated						
Storage Rental	$1,061,248	$1,032,897	$941,970	12.7%	11.1%	10.9%
Service	781,919	721,196	639,309	22.3%	20.7%	17.7%
Total Revenues	$1,843,167	$1,754,093	$1,581,279	16.6%	14.9%	13.6%
Adjusted EBITDA	**$705,277**	**$660,379**	**$605,051**			
Adjusted EBITDA Margin	*38.3 %*	*37.6 %*	*38.3 %*			

(1) Constant Currency and excluding impact from business acquisitions and divestitures.

investors.ironmountain.com Q4 2025 Supplemental Financial Information 9

IRON MOUNTAIN
Section III - Operational Metrics

Full Year Operating Performance

	Full Year 2025	Full Year 2024	Y/Y % Change Reported	Y/Y % Change Constant Currency	Y/Y % Change Organic Growth (1)
Global RIM Business					
Storage Rental	$3,183,735	$3,009,094	5.8%	5.5%	5.4%
Service	2,107,746	1,970,344	7.0%	6.6%	6.2%
Total Revenues	$5,291,481	$4,979,438	6.3%	6.0%	5.7%
Adjusted EBITDA	**$2,363,498**	**$2,223,117**			
Adjusted EBITDA Margin	*44.7 %*	*44.6 %*			
Global Data Center Business					
Storage Rental	$797,017	$606,294	31.5%	30.4%	30.4%
Service	6,412	13,734	(53.3)%	(54.3)%	(54.3)%
Total Revenues	$803,429	$620,028	29.6%	28.5%	28.5%
Adjusted EBITDA	**$416,326**	**$282,513**			
Adjusted EBITDA Margin	*51.8 %*	*45.6 %*			
Corporate and Other					
Storage Rental	$71,758	$66,871	7.3%	6.6%	6.6%
Service	735,069	483,572	52.0%	51.7%	33.7%
Total Revenues	$806,827	$550,443	46.6%	46.2%	30.4%
Adjusted EBITDA	**$(205,874)**	**$(269,250)**			
Total Consolidated					
Storage Rental	$4,052,510	$3,682,259	10.1%	9.7%	9.6%
Service	2,849,227	2,467,650	15.5%	15.1%	11.2%
Total Revenues	$6,901,737	$6,149,909	12.2%	11.9%	10.2%
Adjusted EBITDA	**$2,573,950**	**$2,236,380**			
Adjusted EBITDA Margin	*37.3 %*	*36.4 %*			

(1) Constant Currency and excluding impact from business acquisitions and divestitures.

investors.ironmountain.com Q4 2025 Supplemental Financial Information 10

Consolidated Balance Sheets 12/31/2025 12/31/2024 ASSETS Current Assets: Cash and Cash Equivalents $158,535 $155,716 Accounts Receivable, Net 1,443,669 1,291,379 Prepaid Expenses and Other 332,779 244,127 Total Current Assets $1,934,983 $1,691,222 Property, Plant and Equipment: Property, Plant and Equipment $14,457,335 $11,985,997 Less: Accumulated Depreciation (4,911,010) (4,354,398) Property, Plant and Equipment, Net $9,546,325 $7,631,599 Other Assets, Net: Goodwill $5,285,801 $5,083,817 Customer and Supplier Relationships and Other Intangible Assets 1,269,607 1,274,731 Operating Lease Right-of-Use Assets 2,465,196 2,489,893 Other 623,107 545,853 Total Other Assets, Net $9,643,711 $9,394,294 Total Assets $21,125,019 $18,717,115 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $216,074 $715,109 Accounts Payable 710,662 678,716 Accrued Expenses and Other Current Liabilities 1,290,669 1,366,568 Deferred Revenue 402,091 326,882 Total Current Liabilities $2,619,496 $3,087,275 Long-term Debt, Net of Current Portion 16,215,885 13,003,977 Long-term Operating Lease Liabilities, Net of Current Portion 2,300,448 2,334,826 Other Long-term Liabilities 450,083 312,199 Deferred Income Taxes 184,015 205,341 Total Long-term Liabilities $19,150,431 $15,856,343 Redeemable Noncontrolling Interests 64,423 78,171 (Deficit) Equity Total (Deficit) Equity (709,331) (304,674) Total Liabilities and (Deficit) Equity $21,125,019 $18,717,115 Section III - Operational Metrics investors.ironmountain.com Q4 2025 Supplemental Financial Information 11

IRON MOUNTAIN
Section III - Operational Metrics

Quarterly Consolidated Statements of Operations

	Q4 2025	Q3 2025	Q/Q % Change	Q4 2024	Y/Y % Change
Revenues:					
Storage Rental	$1,061,248	$1,032,897	2.7 %	$941,970	12.7 %
Service	781,919	721,196	8.4 %	639,309	22.3 %
Total Revenues	**$1,843,167**	**$1,754,093**	**5.1 %**	**$1,581,279**	**16.6 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$822,500	$791,939	3.9 %	$688,933	19.4 %
Selling, General and Administrative	338,461	335,248	1.0 %	333,307	1.5 %
Depreciation and Amortization	277,512	262,203	5.8 %	234,609	18.3 %
Acquisition and Integration Costs	3,505	5,402	(35.1)%	7,269	(51.8)%
Restructuring and Other Transformation	43,480	47,346	(8.2)%	36,797	18.2 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net	16,666	3,366	n/a	(2,074)	n/a
Total Operating Expenses	**$1,502,124**	**$1,445,504**	**3.9 %**	**$1,298,841**	**15.7 %**
Operating Income (Loss)	**$341,043**	**$308,589**	**10.5 %**	**$282,438**	**20.7 %**
Interest Expense, Net	219,794	209,740	4.8 %	194,452	13.0 %
Other Expense (Income), Net	16,920	(3,986)	n/a	(36,243)	(146.7)%
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$104,329**	**$102,835**	**1.5 %**	**$124,229**	**(16.0)%**
Provision (Benefit) for Income Taxes	11,209	16,594	(32.5)%	18,544	(39.6)%
Net Income (Loss)	**$93,120**	**$86,241**	**8.0 %**	**$105,685**	**(11.9)%**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	3,850	1,951	97.3 %	1,753	119.6 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$89,270**	**$84,290**	**5.9 %**	**$103,932**	**(14.1)%**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.30	$0.28	7.1 %	$0.35	(14.3)%
Diluted	$0.30	$0.28	7.1 %	$0.35	(14.3)%
Weighted Average Common Shares Outstanding - Basic	295,969	295,771	0.1 %	293,771	0.7 %
Weighted Average Common Shares Outstanding - Diluted	298,380	297,981	0.1 %	297,201	0.4 %

investors.ironmountain.com Q4 2025 Supplemental Financial Information 12

Full Year Consolidated Statements of Operations Full Year 2025 Full Year 2024 % Change Revenues: Storage Rental $4,052,510 $3,682,259 10.1 % Service 2,849,227 2,467,650 15.5 % Total Revenues $6,901,737 $6,149,909 12.2 % Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $3,079,480 $2,696,549 14.2 % Selling, General and Administrative 1,393,902 1,339,539 4.1 % Depreciation and Amortization 1,024,435 900,905 13.7 % Acquisition and Integration Costs 19,545 35,842 (45.5) % Restructuring and Other Transformation 195,912 161,359 21.4 % Loss (Gain) on Disposal/Write-Down of PP&E, Net 24,641 6,196 n/a Total Operating Expenses $5,737,915 $5,140,390 11.6 % Operating Income (Loss) $1,163,822 $1,009,519 15.3 % Interest Expense, Net 829,335 721,559 14.9 % Other Expense (Income), Net 123,299 43,422 184.0 % Net Income (Loss) Before Provision (Benefit) for Income Taxes $211,188 $244,538 (13.6) % Provision (Benefit) for Income Taxes 58,934 60,872 (3.2) % Net Income (Loss) $152,254 $183,666 (17.1) % Less: Net Income (Loss) Attributable to Noncontrolling Interests 7,663 3,510 118.3 % Net Income (Loss) Attributable to Iron Mountain Incorporated $144,591 $180,156 (19.7) % Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated: Basic $0.49 $0.61 (19.7) % Diluted $0.49 $0.61 (19.7) % Weighted Average Common Shares Outstanding - Basic 295,403 293,365 0.7 % Weighted Average Common Shares Outstanding - Diluted 297,816 296,234 0.5 % Section III - Operational Metrics investors.ironmountain.com Q4 2025 Supplemental Financial Information 13

IRON MOUNTAIN
Section III - Operational Metrics

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Q4 2025	Q3 2025	Q/Q % Change	Q4 2024	Y/Y % Change
Net Income (Loss)	**$93,120**	**$86,241**	**8.0 %**	**$105,685**	**(11.9)%**
Add / (Deduct):					
Interest Expense, Net	219,794	209,740	4.8 %	194,452	13.0 %
Provision (Benefit) for Income Taxes	11,209	16,594	(32.5)%	18,544	(39.6)%
Depreciation and Amortization	277,512	262,203	5.8 %	234,609	18.3 %
Acquisition and Integration Costs	3,505	5,402	(35.1)%	7,269	(51.8)%
Restructuring and Other Transformation	43,480	47,346	(8.2)%	36,797	18.2 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	16,666	3,366	n/a	(2,074)	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	15,722	(5,329)	n/a	(37,795)	(141.6)%
Stock-Based Compensation Expense	21,685	32,147	(32.5)%	44,647	(51.4)%
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	2,584	2,669	(3.2)%	2,917	(11.4)%
Adjusted EBITDA	**$705,277**	**$660,379**	**6.8 %**	**$605,051**	**16.6 %**

Full Year Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Full Year 2025	Full Year 2024	% Change
Net Income (Loss)	**$152,254**	**$183,666**	**(17.1)%**
Add / (Deduct):			
Interest Expense, Net	829,335	721,559	14.9 %
Provision (Benefit) for Income Taxes	58,934	60,872	(3.2)%
Depreciation and Amortization	1,024,435	900,905	13.7 %
Acquisition and Integration Costs	19,545	35,842	(45.5)%
Restructuring and Other Transformation	195,912	161,359	21.4 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	24,641	6,196	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	118,473	39,159	n/a
Stock-Based Compensation Expense	140,280	118,138	18.7 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	10,141	8,684	16.8 %
Adjusted EBITDA	**$2,573,950**	**$2,236,380**	**15.1 %**

investors.ironmountain.com Q4 2025 Supplemental Financial Information 14

IRON MOUNTAIN
Section III - Operational Metrics

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q4 2025	Q3 2025	Q/Q % Change	Q4 2024	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.30**	**$0.28**	**7.1 %**	**$0.35**	**(14.3)%**
Add / (Deduct):					
Acquisition and Integration Costs	0.01	0.02	(50.0)%	0.02	(50.0)%
Restructuring and Other Transformation	0.15	0.16	(6.3)%	0.12	25.0 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	0.06	0.01	n/a	(0.01)	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.05	(0.02)	n/a	(0.13)	(138.5)%
Stock-Based Compensation Expense	0.07	0.11	(36.4)%	0.15	(53.3)%
Non-Cash Amortization Related to Derivative Instruments	0.01	0.01	—	0.01	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.05)	(0.04)	25.0 %	(0.03)	0.7%
Income (Loss) Attributable to Noncontrolling Interests	0.01	0.01	—	0.01	—
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.61**	**$0.54**	**13.0 %**	**$0.50**	**22.0 %**

Full Year Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Full Year 2025	Full Year 2024	% Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.49**	**$0.61**	**(19.7)%**
Add / (Deduct):			
Acquisition and Integration Costs	0.07	0.12	(41.7)%
Restructuring and Other Transformation	0.66	0.54	22.2 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	0.08	0.02	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.40	0.13	n/a
Stock-Based Compensation Expense	0.47	0.40	17.5 %
Non-Cash Amortization Related to Derivative Instruments	0.06	0.06	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.12)	(0.12)	—
Income (Loss) Attributable to Noncontrolling Interests	0.03	0.01	n/a
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$2.12**	**$1.77**	**19.8 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months ended December 31, 2025, December 31, 2024 and September 30, 2025 is primarily due to (i) the reconciling items above, which impact our reported net income (Loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the three and twelve months ended December 31, 2025 and 2024 was 13.1% and 15.6%, respectively, and three months ended September 30, 2025 was 14.8%. The Tax Impact of Reconciling Items and Discrete Tax Items was calculated using the current quarter's estimate of the annual structural tax rate. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

investors.ironmountain.com Q4 2025 Supplemental Financial Information 15

IRON MOUNTAIN
Section III - Operational Metrics

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

	Q4 2025	Q3 2025	Q/Q % Change	Q4 2024	Y/Y % Change
Net Income (Loss)	**$93,120**	**$86,241**	**8.0 %**	**$105,685**	**(11.9)%**
Add / (Deduct):					
Real Estate Depreciation (1)	111,823	108,405	3.2 %	92,154	21.3 %
Loss (Gain) on Sale of Real Estate, Net of Tax	1,176	194	n/a	(6,614)	(117.8)%
Data Center Lease-Based Intangible Assets Amortization (2)	1,835	1,858	(1.2)%	5,553	(67.0)%
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	1,589	1,612	(1.4)%	1,855	(14.3)%
FFO (Nareit)	**$209,543**	**$198,310**	**5.7 %**	**$198,633**	**5.5 %**
Add / (Deduct):					
Acquisition and Integration Costs	3,505	5,402	(35.1)%	7,269	(51.8)%
Restructuring and Other Transformation	43,480	47,346	(8.2)%	36,797	18.2 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	15,490	3,168	n/a	5,442	184.6 %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	15,722	(5,329)	n/a	(37,795)	(141.6)%
Stock-Based Compensation Expense	21,685	32,147	(32.5)%	44,647	(51.4)%
Non-Cash Amortization Related to Derivative Instruments	4,176	4,176	—	4,176	—
Real Estate Financing Lease Depreciation	3,274	3,276	—	3,221	1.6 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(16,150)	(11,547)	39.9 %	(9,997)	61.5 %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(55)	(58)	(5.2)%	75	(173.3)%
FFO (Normalized)	**$300,670**	**$276,891**	**8.6 %**	**$252,468**	**19.1 %**
Add / (Deduct):					
Non-Real Estate Depreciation	83,320	77,774	7.1 %	67,016	24.3 %
Amortization Expense (4)	77,260	70,890	9.0 %	66,665	15.9 %
Amortization of Deferred Financing Costs	8,350	8,760	(4.7)%	6,671	25.2 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,683	1,492	12.8 %	1,229	36.9 %
Non-Cash Rent Expense (Income)	539	500	7.8 %	4,741	(88.6)%
Reconciliation to Normalized Cash Taxes	565	(1,583)	(135.7)%	5,034	(88.8)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	195	196	(0.5)%	179	8.9 %
Less:					
Recurring Capital Expenditures	42,873	41,604	3.1 %	36,017	19.0 %
AFFO	**$429,709**	**$393,316**	**9.3 %**	**$367,986**	**16.8 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.70	$0.67	4.5 %	$0.67	4.5 %
FFO (Normalized)	$1.01	$0.93	8.6 %	$0.85	18.8 %
AFFO Per Share	**$1.44**	**$1.32**	**9.1 %**	**$1.24**	**16.1 %**
Weighted Average Common Shares Outstanding - Basic	295,969	295,771	0.1 %	293,771	0.7 %
Weighted Average Common Shares Outstanding - Diluted	298,380	297,981	0.1 %	297,201	0.4 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building and leasehold improvements, data center infrastructure and racking structures), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impacts our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items.
(4) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles.

investors.ironmountain.com Q4 2025 Supplemental Financial Information 16

IRON MOUNTAIN
Section III - Operational Metrics

Full Year Reconciliation of Net Income (Loss) to FFO and AFFO

	Full Year 2025	Full Year 2024	% Change
Net Income (Loss)	**$152,254**	**$183,666**	**(17.1)%**
Add / (Deduct):			
Real Estate Depreciation (1)	421,561	367,362	14.8 %
(Gain) Loss on Sale of Real Estate, Net of Tax	(3,299)	(6,698)	(50.7)%
Data Center Lease-Based Intangible Assets Amortization (2)	7,395	22,304	(66.8)%
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	6,264	4,830	29.7 %
FFO (Nareit)	**$584,175**	**$571,464**	**2.2 %**
Add / (Deduct):			
Acquisition and Integration Costs	19,545	35,842	(45.5)%
Restructuring and Other Transformation	195,912	161,359	21.4 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	27,759	14,025	97.9 %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	118,473	39,159	n/a
Stock-Based Compensation Expense	140,280	118,138	18.7 %
Non-Cash Amortization Related to Derivative Instruments	16,705	16,705	—
Real Estate Financing Lease Depreciation	13,124	13,135	(0.1)%
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(35,757)	(37,248)	(4.0)%
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(296)	(17)	n/a
FFO (Normalized)	**$1,079,920**	**$932,562**	**15.8 %**
Add / (Deduct):			
Non-Real Estate Depreciation	296,200	248,799	19.1 %
Amortization Expense (4)	286,155	249,305	14.8 %
Amortization of Deferred Financing Costs	32,769	25,580	28.1 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	6,151	5,347	15.0 %
Non-Cash Rent Expense (Income)	5,047	19,042	(73.5)%
Reconciliation to Normalized Cash Taxes	(18,474)	6,248	n/a
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	756	724	4.4 %
Less:			
Recurring Capital Expenditures	147,354	143,067	3.0 %
AFFO	**$1,541,170**	**$1,344,540**	**14.6 %**
Per Share Amounts (Fully Diluted Shares):			
FFO (Nareit)	$1.96	$1.93	1.6 %
FFO (Normalized)	$3.63	$3.15	15.2 %
AFFO Per Share	**$5.17**	**$4.54**	**13.9 %**
Weighted Average Common Shares Outstanding - Basic	295,403	293,365	0.7 %
Weighted Average Common Shares Outstanding - Diluted	297,816	296,234	0.5 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building and leasehold improvements, data center infrastructure and racking structures), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.
(4) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles.

investors.ironmountain.com Q4 2025 Supplemental Financial Information 17

IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Quarterly Storage Rental and Service Business Detail

	Q4 2025	Q3 2025	Q/Q % Change	Q4 2024	Y/Y % Change
Storage Rental Business Detail					
Total Storage Rental Revenue	**$1,061,248**	**$1,032,897**	**2.7 %**	**$941,970**	**12.7 %**
Plus: Terminations/Permanent Withdrawal Fees	10,602	10,143	4.5 %	10,616	(0.1)%
Total Revenue from Adjusted Storage Rental Activities	**$1,071,850**	**$1,043,040**	**2.8 %**	**$952,586**	**12.5 %**
Less: Storage Rental Expenses					
Storage Rent	128,875	125,619	2.6 %	123,459	4.4 %
Storage Rental Labor	13,898	13,054	6.5 %	8,662	60.4 %
All Other Storage Costs	182,418	169,425	7.7 %	144,065	26.6 %
Storage Rental Cost of Sales	**$325,191**	**$308,098**	**5.5 %**	**$276,186**	**17.7 %**
Storage Rental Gross Profit	**$746,659**	**$734,942**	**1.6 %**	**$676,401**	**10.4 %**
Storage Rental Gross Margin	*69.7 %*	*70.5 %*	*-80 bps*	*71.0 %*	*-130 bps*
Service Business Detail					
Total Service Revenue	**$781,919**	**$721,196**	**8.4 %**	**$639,309**	**22.3 %**
Less: Terminations/Permanent Withdrawal Fees	10,602	10,143	4.5 %	10,616	(0.1)%
Total Revenue from Adjusted Service Activities	**$771,317**	**$711,053**	**8.5 %**	**$628,693**	**22.7 %**
Less: Service Expenses					
Service Rent	7,194	7,868	(8.6)%	7,815	(7.9)%
Service Labor	293,351	289,933	1.2 %	263,908	11.2 %
All Other Service Costs	196,764	186,040	5.8 %	141,024	39.5 %
Service Cost of Sales	**$497,309**	**$483,841**	**2.8 %**	**$412,747**	**20.5 %**
Service Gross Profit	**$274,008**	**$227,212**	**20.6 %**	**$215,946**	**26.9 %**
Service Gross Margin	*35.5 %*	*32.0 %*	*350 bps*	*34.3 %*	*120 bps*

investors.ironmountain.com Q4 2025 Supplemental Financial Information 18

IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Full Year Storage Rental and Service Business Detail

	Full Year 2025	Full Year 2024	% Change
Storage Rental Business Detail			
Total Storage Rental Revenue	**$4,052,510**	**$3,682,259**	**10.1 %**
Plus: Terminations/Permanent Withdrawal Fees	37,886	41,894	(9.6)%
Total Revenue from Adjusted Storage Rental Activities	**$4,090,396**	**$3,724,153**	**9.8 %**
Less: Storage Rental Expenses			
Storage Rent	501,396	490,901	2.1 %
Storage Rental Labor	49,125	38,242	28.5 %
All Other Storage Costs	655,029	571,271	14.7 %
Storage Rental Cost of Sales	**$1,205,550**	**$1,100,414**	**9.6 %**
Storage Rental Gross Profit	**$2,884,846**	**$2,623,738**	**10.0 %**
Storage Rental Gross Margin	*70.5 %*	*70.5 %*	*0 bps*
Service Business Detail			
Total Service Revenue	**$2,849,227**	**$2,467,650**	**15.5 %**
Less: Terminations/Permanent Withdrawal Fees	37,886	41,894	(9.6)%
Total Revenue from Adjusted Service Activities	**$2,811,341**	**$2,425,756**	**15.9 %**
Less: Service Expenses			
Service Rent	29,526	27,874	5.9 %
Service Labor	1,127,435	1,014,325	11.2 %
All Other Service Costs	716,969	553,936	29.4 %
Service Cost of Sales	**$1,873,930**	**$1,596,135**	**17.4 %**
Service Gross Profit	**$937,411**	**$829,621**	**13.0 %**
Service Gross Margin	*33.3 %*	*34.2 %*	*-90 bps*

investors.ironmountain.com Q4 2025 Supplemental Financial Information 19

IRON MOUNTAIN
Section VI - Real Estate Metrics

Global Real Estate Portfolio and Lease Obligations

	Global Real Estate Portfolio (1)					
	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
Total as of 09/30/2025	233	24,557	1,128	73,974	1,361	98,531
Additions & Expansions	1	216	14	1,021	15	1,237
Dispositions & Move Outs	(2)	(102)	(31)	(1,042)	(33)	(1,144)
Total as of 12/31/2025	**232**	**24,671**	**1,111**	**73,953**	**1,343**	**98,623**
Total %	***17.3 %***	***25.0 %***	***82.7 %***	***75.0 %***		

Top Five Markets Owned, United States (in Sq. Ft.)	
Northern New Jersey	1,962
Chicago	1,282
Boston	1,104
Dallas	966
Houston	873

Top Five Markets Owned, International (in Sq. Ft.)	
Paris, France	807
Montreal, Canada	552
Mexico City, Mexico	452
Toronto, Canada	434
Dubai, United Arab Emirates	434

Facility Lease Expirations (2) (% of total square feet subject to lease)


5.9%
3.5%
4.7%
4.1%
4.5%
4.9%
3.7%
3.7%
4.3%
60.7%
2026
2027
2028
2029
2030
2031
2032
2033
2034
Thereafter

Weighted-Average Remaining Lease Obligation: 10.5 Years

(1) Includes real estate held in consolidated joint ventures.
(2) Includes financing and operating lease obligations.

investors.ironmountain.com Q4 2025 Supplemental Financial Information 20

Section VII - Data Center Customer and Portfolio Metrics

Data Center Customer Lease Expiration

Year	Number of Leases Expiring	Total MW Expiring	Percentage of Total MW	Annualized GAAP TCV Rent Expiring	Percentage of TCV Annualized Rent
2026	949	27.9	4.8%	86,202	8.9%
2027	272	19.2	3.3%	69,646	7.2%
2028	280	45.2	7.7%	107,023	11.1%
2029	86	30.6	5.2%	46,107	4.8%
2030	77	63.1	10.8%	86,172	8.9%
2031	14	10.1	1.7%	22,974	2.4%
2032	8	17.3	3.0%	27,718	2.9%
Thereafter	32	372.9	63.5%	519,337	53.8%
Total	**1,718**	**586.3**	**100.0%**	**$965,179**	**100.0%**
WALE:	**10.3 years**				

Data Center Leasing Activity Summary

	Q4 2025				Full Year 2025			
	Transaction Count	GAAP MRR	kW	$ / kW / Month	Transaction Count	GAAP MRR	kW	$ / kW / Month
New/expansion leases signed	110	$7,537	43,413	$174	401	$11,382	62,902	$181
Commenced leases	109	5,886	40,534	145	395	11,671	78,012	150
Commenced Built to Suit leases	—	—	—	—	—	—	—	—
Renewed leases	176	1,364	3,736	365	1,037	12,866	49,158	262
Churn	1.7%				2.8%			
Cash Mark to Market	9.0%				14.1%			
GAAP Mark to Market	12.5%				20.2%			

AZP-3 Rendering


IRON
MOUNTAIN

investors.ironmountain.com Q4 2025 Supplemental Financial Information 21

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Operating Portfolio

	Stabilized		Pre-Stabilized		Total	
	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW
Boyers and Other						
WPA-1 and Other	14.2	81.4%	—	—	14.2	81.4%
Phoenix						
AZP-1	41.0	100.0%	—	—	41.0	100.0%
AZP-2	46.5	100.0%	—	—	46.5	100.0%
AZP-3 (1)	18.0	100.0%	—	—	18.0	100.0%
Scottsdale						
AZS-1	5.7	100.0%	—	—	5.7	100.0%
Denver						
DEN-1	11.3	88.1%	—	—	11.3	88.1%
New Jersey						
NJE-1	20.8	100.0%	—	—	20.8	100.0%
Northern Virginia						
VA-1	12.4	100.0%	—	—	12.4	100.0%
VA-2	36.0	100.0%	—	—	36.0	100.0%
VA-3	44.0	100.0%	—	—	44.0	100.0%
VA-4 (1)	32.0	100.0%	—	—	32.0	100.0%
VA-5 (1)	40.0	100.0%	—	—	40.0	100.0%
VA-6 Phase 1 (1)	32.0	100.0%	—	—	32.0	100.0%
VA-7 Phase 1 (1)	36.0	100.0%	—	—	36.0	100.0%
Amsterdam						
AMS-1	13.1	97.5%	—	—	13.1	97.5%
London						
LON-1	8.7	57.6%	—	—	8.7	57.6%
LON-2	18.0	100.0%	—	—	18.0	100.0%
Frankfurt						
FRA-1 (2)	27.0	100.0%	—	—	27.0	100.0%
FRA-2	9.8	100.0%	—	—	9.8	100.0%
Singapore						
SIN-1	6.8	100.0%	—	—	6.8	100.0%
Madrid						
MAD-1	3.0	40.6%	—	—	3.0	40.6%
India						
Web Werks	1.5	100.0%	10.4	47.7%	11.9	54.3%
Total Data Center Properties	**477.8**	**98.0%**	**10.4**	**47.7%**	**488.2**	**96.9%**

(1) AZP-3, VA-4/5, VA-6, VA-7 are held by consolidated joint ventures.
(2) FRA-1 is held by an unconsolidated joint venture.

Total Potential Capacity - Megawatts

	Q4 2025	Q4 2024
Operating Portfolio	488.2	416.2
Under Construction	190.5	164.5
Held for Development	661.2	699.2
Total Data Center Portfolio	**1,339.9**	**1,279.9**

investors.ironmountain.com Q4 2025 Supplemental Financial Information 22

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Expansion and Development Activity

Project / Facilities	MW Under Construction	MW Pre-leased	% Pre-Leased	Investment in Q4 2025 ($M)	Cumulative Investment ($M)	Total Expected Investment ($M) (3)	Expected Completion	Expected Stabilization	MW Held for Development
Data Center Expansion									
Amsterdam									
AMS-1 Phase 4	10.0	—	—	$17.2	$114.0	$156.6	Q2 2027	Q2 2028	—
India									
Web Werks	2.5	—	—	—	—	—			2.9
New Jersey									
NJE-1	4.0	4.0	100.0%	—	—	—			28.0
All Other Facilities (1)	—	—	—	—	—	—			16.6
Total Expansion	**16.5**	**4.0**	**24.3%**	**$17.2**	**$114.0**	**$156.6**			**47.5**
New Development									
Phoenix									
AZP-3 Phase 2 (2)	10.0	10.0	100.0%	$8.1	$51.6	$60.1	Q2 2026	Q2 2026	—
AZP-3 Phase 3 (2)	8.0	8.0	100.0%	$6.2	$36.5	$47.4	Q3 2026	Q3 2026	—
Amsterdam									
AMS-2	—	—	—	—	—	—			20.0
Chicago									
CHI-2 Phase 1	12.0	12.0	100.0%	$4.2	$183.1	$195.4	Q2 2026	Q2 2026	—
CHI-2 Future Phases (1)	24.0	24.0	100.0%	—	—	—			—
London									
LON-2 Phase 3	9.0	9.0	100.0%	$2.3	$71.4	$82.2	Q1 2026	Q1 2026	—
LON-3 Future Phases	25.0	—	—	$98.2	$221.8	$391.9	Q4 2026	Q4 2026	—
Madrid									
MAD-1	10.0	—	—	$5.6	$85.2	$145.4	Q4 2026	Q4 2027	—
MAD-1 Future Phases	—	—	—	—	—	—			66.0
Northern Virginia									
VA-9 Phase 1	14.0	14.0	100.0%	$14.8	$34.1	$173.5	Q4 2026	Q4 2026	—
VA-9 Phase 2	14.0	14.0	100.0%	$14.8	$34.1	$173.5	Q1 2027	Q1 2027	—
VA Future Phases (1)	32.0	32.0	100.0%	—	—	—			162.0
India									
Web Werks	—	—	—	—	—	—			149.7
Miami									
MIA-1	16.0	—	—	$30.8	$108.2	$193.0	Q3 2026	Q3 2027	—
Richmond									
RCH Future Phases	—	—	—	—	—	—			216.0
Total New Development	**174.0**	**123.0**	**70.7%**	**$185.0**	**$825.9**	**$1,462.3**			**613.7**
Total Development	**190.5**	**127.0**	**66.7%**	**$202.2**	**$939.9**	**$1,618.9**			**661.2**

(1) Includes megawatts pre-leased where construction is planned, but has not commenced.
(2) AZP-3 is held by a consolidated joint venture; construction costs are funded by the joint venture with Iron Mountain managing the construction.
(3) Excludes cost associated with megawatts pre-leased where facility construction is planned, but has not commenced.

investors.ironmountain.com Q4 2025 Supplemental Financial Information 23

IRON MOUNTAIN

Section VIII - Capitalization and Debt Maturity Profile

Capitalization

Revolving Credit Facility and Term Loan A	
Capacity	$3,237,500
Outstanding	$1,239,000
Letters of Credit	$12,398
Remaining Capacity	$1,986,102
Interest Rate Spread (Prime)	0.75 %
Interest Rate Spread (SOFR)	1.75 %
Weighted Average Interest Rate	5.54 %
Maturity Date	3/18/2030
Credit Facility Fixed Charge Coverage Ratio	2.5x
Net Total Lease-Adjusted Leverage Ratio	4.9x

Total Market Capitalization as of 12/31/2025	
# of Shares Outstanding	295,789
Share Price as of 12/31/25	$82.95
Total Market Capitalization	$24,535,668
Net Debt (1)	$16,385,938
Total Enterprise Value	$40,921,606
Net Debt to Total Enterprise Value	40.0 %
Adjusted EBITDA to Interest Expense	3.2x
Total Enterprise Value to Adjusted EBITDA (2)	15.9x

Fixed vs. Floating Rate Debt


22%
78%
Fixed Rate Debt
Floating Rate Debt

Credit Rating	S&P	Moody's
Corporate	BB-	Ba3
Senior Credit Facility	BB	Ba3
Outlook	Stable	Stable
Latest Update	12/5/2025	11/3/2025

Total Long Term Debt Weighted Average Rates	
Weighted Average Interest	5.5 %
Weighted Average Maturity	4.6 Years
USD denominated	84 %

Debt Maturity Profile ($ in Millions) (3) (4)


380
1,947
1,574
2,090
2,905
3,028
1,350
1,200
1,432
25
2026
2027
2028
2029
2030
2031
2032
2033
2034
2036
Revolving Credit Facility and Term Loan A
Data Center Debt Agreements
A/R Securitization
Mortgage Notes Payable
UK Revolving Credit Facility
AUD Term Loan B
USD Term Loan B
Senior Unsecured Notes

(1) Net debt is calculated as current portion of long-term debt of $216.1M plus long-term debt net of current portion of $16,215.9M plus deferred financing costs of $112.5M less cash and cash equivalents of $158.5M.
(2) Total Enterprise Value to Adjusted EBITDA is calculated on a trailing twelve-month basis.
(3) Excludes Deferred Financing Costs, Discounts, Financing Leases, Notes Payable and Other.
(4) In addition to the above, the Company has approximately $28.6M of undrawn committed asset level financing for the construction of two Data Center assets in Northern Virginia.

investors.ironmountain.com Q4 2025 Supplemental Financial Information 24

IRON MOUNTAIN
Section IX - Capital Expenditures

Quarterly Capital Expenditures

	Q4 2025	Q3 2025	Q/Q % Change	Q4 2024	Y/Y % Change
Growth:					
Data Center	$417,160	$376,839	10.7 %	$541,879	(23.0)%
Real Estate	72,861	40,103	81.7 %	73,419	(0.8)%
Innovation and Other	35,538	54,907	(35.3)%	69,843	(49.1)%
Total Growth Capital Expenditures	**$525,559**	**$471,849**	**11.4 %**	**$685,141**	**(23.3)%**
Recurring:					
Data Center	$6,109	$6,212	(1.7)%	$6,486	(5.8)%
Real Estate	21,643	17,648	22.5 %	17,031	27.1 %
Non-Real Estate	15,121	17,744	(14.8)%	12,500	21.0 %
Total Recurring Capital Expenditures	**$42,873**	**$41,604**	**3.1 %**	**$36,017**	**19.0 %**
Total Growth and Recurring Capital Expenditures	**$568,432**	**$513,453**	**10.7 %**	**$721,158**	**(21.2)%**
Net Change in Prepaid and Accrued Capital Expenditures	(52,186)	10,407	n/a	(103,562)	(49.6)%
Total Cash Paid for Growth and Recurring Capital Expenditures	**$516,245**	**$523,860**	**(1.5)%**	**$617,596**	**(16.4)%**

Full Year Capital Expenditures

	Full Year 2025	Full Year 2024	% Change
Growth:			
Data Center	$1,746,981	$1,422,118	22.8 %
Real Estate	180,944	204,248	(11.4)%
Innovation and Other	140,050	131,195	6.7 %
Total Growth Capital Expenditures	**$2,067,975**	**$1,757,561**	**17.7 %**
Recurring:			
Data Center	$20,564	$19,728	4.2 %
Real Estate	59,572	56,781	4.9 %
Non-Real Estate	67,218	66,558	1.0 %
Total Recurring Capital Expenditures	**$147,354**	**$143,067**	**3.0 %**
Total Growth and Recurring Capital Expenditures	**$2,215,329**	**$1,900,628**	**16.6 %**
Net Change in Prepaid and Accrued Capital Expenditures	56,299	(109,064)	(151.6)%
Total Cash Paid for Growth and Recurring Capital Expenditures	**$2,271,628**	**$1,791,564**	**26.8 %**

investors.ironmountain.com Q4 2025 Supplemental Financial Information 25

Non-GAAP Measures and Definitions Non-GAAP measures are supplemental metrics designed to enhance our disclosures and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). SRP FLS Statement: We have made statements in this Supplemental Financial Information that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “pursue”, “commit”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co- investment vehicles), incorporate alternative technologies (including artificial intelligence) into our business, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space or services activity; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards, and regulatory and contractual requirements under government contracts; (iv) the impact of attacks on our internal information technology systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust (“REIT”) for United States federal income tax purposes; (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) fluctuations in commodity prices; (xv) competition for customers; (xvi) our ability to attract, develop and retain key personnel; (xvii) deficiencies in our disclosure controls and procedures or internal control over financial reporting; (xviii) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xix) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this Supplemental Financial Information. Acquisition and Integration Costs: We define Acquisition and Integration Costs as operating expenditures directly associated with the closing and integration activities of our business acquisitions that have closed, or are highly probable of closing, and include (i) advisory, legal and professional fees to complete business acquisitions and (ii) costs to integrate acquired businesses into our existing operations, including move, severance and system integration costs. Adjusted Earnings Per Share, or Adjusted EPS: We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Tax impact of reconciling items and discrete tax items; and (viii) Amortization related to the write-off of certain customer relationship intangible assets. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Non-Cash Amortization of Derivative Instruments: Includes amortization on instruments such as cross-currency swap agreements designated as a hedge of net investment. Adjusted EBITDA and Adjusted EBITDA Margin: We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; and (vi) Intangible impairments. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. Section X - Appendix and Definitions investors.ironmountain.com Q4 2025 Supplemental Financial Information 26

Funds From Operations, FFO (Nareit), and FFO (Normalized): Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles (“FFO (Nareit)”). We calculate our FFO measures, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss). We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation; (viii) Tax impact of reconciling items and discrete tax items; (ix) Intangible impairments; and (x) (Income) loss from discontinued operations, net of tax. FFO (Normalized) per share: FFO (Normalized) divided by weighted-average fully-diluted shares outstanding. Adjusted Funds From Operations, or AFFO: We define adjusted funds from operations or AFFO as FFO (Normalized) (1) excluding (i) non-cash rent expense (income); (ii) depreciation on non-real estate assets; (iii) amortization expense associated with customer and supplier relationship value, intake costs, acquisition of customer and supplier relationships, capitalized commissions and other intangibles; (iv) amortization of deferred financing costs and debt discount/ premium; (v) revenue reduction associated with amortization of customer inducements and above- and below-market data center leases; and (vi) the impact of reconciling to normalized cash taxes; and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). AFFO per share: Calculated as AFFO divided by weighted-average fully-diluted shares outstanding. Terminations/Permanent Withdrawal Fees: Revenue from the preparation, documentation, and permanent withdrawal of records. Business Segments: The Global Records and Information Management ("Global RIM"): Records Management, stores physical records and provides information services, vital records services, courier operations, and the collection, handling and disposal of sensitive documents ("Records Management") for customers in 61 countries around the globe. Data Management, provides storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations, server and computer backup services and related services offerings ("Data Management"). Global Digital Solutions, develops, implements and supports comprehensive storage and information management solutions for the complete lifecycle of our customers’ information, including the management of physical records, conversion of documents to digital formats and digital storage of information ("Global Digital Solutions"). Secure Shredding, includes the scheduled pick-up of office records that customers accumulate in specially designed secure containers we provide and is a natural extension of our hardcopy records management operations, completing the lifecycle of a record. Through a combination of shredding facilities and mobile shredding units consisting of custom built trucks, we are able to offer secure shredding services to our customers. Media and Archive Services, includes entertainment and media services which help industry clients store, safeguard and deliver physical media of all types, and provides digital content repository systems that house, distribute, and archive key media assets ("Media and Archive Services"). Consumer Storage, provides on-demand, valet storage for consumers ("Consumer Storage") utilizing data analytics and machine learning to provide effective customer acquisition and a convenient and seamless consumer storage experience. Global Data Center Business: Provides enterprise-class data center facilities and hyperscale-ready capacity to protect mission-critical assets and ensure the continued operation of our customers’ IT infrastructure, with secure, reliable and flexible data center options. Corporate and Other: Consists primarily of our Fine Arts and asset lifecycle management ("ALM") businesses and other corporate items ("Corporate and Other"). Our Fine Arts business provides technical expertise in the handling, installation and storing of art. Our ALM business provides hyperscale and corporate IT infrastructure managers with services and solutions that enable the decommissioning, data erasure processing and disposition, and recycling or sale of IT hardware and component assets. ALM services are enabled by: secure logistics, chain of custody and complete asset traceability practices, environmentally-responsible asset processing and recycling, and data sanitization and asset refurbishment services that enable value recovery through asset remarketing. In addition, ALM also offers device support, end-of-life disposition and recycling or sale of employee IT devices. Our ALM services focus on protecting and eradicating customer data while maintaining strong, auditable, and transparent chain of custody practices. Corporate and Other includes costs related to executive and staff functions, including finance, human resources and IT, which benefit the enterprise as a whole. Section X - Appendix and Definitions investors.ironmountain.com Q4 2025 Supplemental Financial Information 27

Capital Expenditures and Investments: Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally discretionary in nature. We categorize our capital expenditures as follows: Growth Investment: Data Center - Expenditures primarily related to investments in the construction of data center facilities (including the acquisition of land), as well as investments to drive revenue growth, expand capacity or achieve operational or cost efficiencies. Real Estate - Expenditures primarily related to investments in land, buildings, building and leasehold improvements and racking structures to grow our revenues, extend the useful life of an asset or achieve operational or cost efficiencies. Innovation and Other - Discretionary capital expenditures for new products and services as well as computer hardware and software to drive revenue growth, expand capacity or to achieve operational cost efficiencies in businesses other than our data center business. Integration costs of acquisitions are also included. Recurring: Data Center - Expenditures related to the replacement of equivalent components and overall maintenance of existing data center assets. Real Estate - Expenditures primarily related to the replacement of components of real estate assets such as buildings, building and leasehold improvements and racking structures. Non-Real Estate - Expenditures primarily related to the replacement of containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets that support the maintenance of existing revenues or avoidance of an increase in costs. Constant Currency: Adjusts results to normalize Fx impacts across comparable periods. Data Center Business Definitions: Leaseable MW - Represents the amount of critical power capacity available for customer use, measured in megawatts (MW). Monthly Recurring Revenue (MRR) - Defined as recurring contractual revenue under existing commenced customer leases, including rent, power, and other recurring data center services. Pre-leased - A lease on data center capacity that is signed before construction has completed. Pre-Stabilized - A building recently placed in service which has not yet reached 85% leased or 24 months in service. Rental Churn Rate - Represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the MRR terminated in the period, compared with total MRR at the beginning of the period. TCV - “Total Contract Value” represents total revenue contracted for active contracts through the contract term, not including renewals or extensions, but including fixed power charges. Total potential MW - Total amount of existing and planned critical power capacity at full build-out, measured in megawatts. WALE - “Weighted Average Lease Expiry” (in years) is calculated on a revenue basis, using annual GAAP revenue of all in-place contracts, excluding utility reimbursements. EBITDAR: Calculated using a trailing four fiscal quarter basis earnings before interest, taxes, depreciation and amortization and rent expense (“EBITDAR”) of our consolidated subsidiaries, other than those we have designated as “Unrestricted Subsidiaries” as defined in our Credit Agreement, subject to certain adjustments and exclusions, which make the calculation of financial performance for purposes of EBITDAR calculations not directly comparable to our presentation of Adjusted EBITDA. Credit Facility Fixed Charge Coverage Ratio: Calculated using a trailing four fiscal quarter basis EBITDAR divided by scheduled amortization, interest expense related to outstanding debt and preferred equity, if any, and rent expenses of our consolidated subsidiaries, other than those we have designated as “Unrestricted Subsidiaries” as defined in our Credit Agreement. Net Lease-Adjusted Leverage Ratio: Calculated as net debt, including the capitalized value of lease obligations, of our consolidated subsidiaries, other than those we have designated as “Unrestricted Subsidiaries” as defined in our Credit Agreement, plus six times rent expenses divided by EBITDAR. Organic Revenue Growth: Our organic revenue growth rate, represents the year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. Our organic revenue growth rate includes the impact of acquisitions of customer relationships. Records Management Retention Rate: Calculated as one minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. Storage Rev/NOI per Sq. Ft.: Calculated as either storage revenue or Storage NOI (as defined below) divided by the quarterly building square foot average for storage products. Section X - Appendix and Definitions investors.ironmountain.com Q4 2025 Supplemental Financial Information 28

Service Profit and Margin: The Gross Profit and Margin attributable to the global service business. Calculated as follows: Total Revenues from Adjusted Service Activities - Service Cost of Sales = Service Gross Profit ($) / Total Revenues from Adjusted Service Activities = Service Gross Margin (%) Storage Net Operating Income, or Storage NOI: Storage NOI is defined as adjusted revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Storage Profit and Margin: Gross Profit and Margin attributable to the global storage business. Calculated as follows: Total Revenue from Adjusted Storage Rental Activities - Storage Rental Cost of Sales = Storage Rental Gross Profit ($) / Total Revenue from Adjusted Storage Rental Activities = Storage Rental Gross Margin (%) Tax Rates: Effective Tax Rate - GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate - Estimated tax rate for the full fiscal year calculated based on forecasted ordinary income and forecasted tax expense/benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). Total Storage Volume: Iron Mountain’s comprehensive portfolio of physical storage, including Global RIM and Corporate and Other, calculated on an absolute basis in cubic feet. Section X - Appendix and Definitions investors.ironmountain.com Q4 2025 Supplemental Financial Information 29